SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 9, 2008, Paolo Pucci was appointed to the Board of Directors of ArQule, Inc. (the “Registrant”).   As previously disclosed, on April 15, 2008 the Registrant entered into an employment agreement with Mr. Pucci.  Pursuant to the terms of the employment agreement, commencing on June 9, 2008 the Registrant would employ Mr. Pucci as its Chief Executive Officer and would nominate him to serve on the Board of Directors during the term of his employment.  The terms of Mr. Pucci’s employment as Chief Executive Officer are set forth in the Form 8-K filed by the Registrant on April 18, 2008.

Since Mr. Pucci is an employee of the Registrant, he will not receive any compensation for his services as a director.  Except as set forth in the employment agreement, there was no arrangement or understanding between Mr. Pucci and the Registrant (or any other person known to the Registrant) pursuant to which Mr. Pucci was appointed.  Mr. Pucci will serve on the Registrant’s Board of Directors until its 2009 Annual Meeting of Stockholders, at which time the Registrant anticipates that Mr. Pucci will be nominated to serve for an additional term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

June 11, 2008